Focused on Our Future 2Q 2024 Strategic & Financial Highlights Published July 30, 2024

Forward-Looking Statements 2 This presentation includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 based on information currently available to management. Such statements are subject to certain risks and uncertainties and readers are cautioned not to place undue reliance on these forward-looking statements. These statements include declarations regarding management's intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” "forecast," "target," "will," "intend," “believe,” "project," “estimate," "plan" and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, which may include the following: the potential liabilities, increased costs and unanticipated developments resulting from government investigations and agreements, including those associated with compliance with or failure to comply with the Deferred Prosecution Agreement entered into July 21, 2021 with the U.S. Attorney’s Office for the Southern District of Ohio; the risks and uncertainties associated with government investigations and audits regarding Ohio House Bill 6, as passed by Ohio’s 133rd General Assembly (“HB 6”) and related matters, including potential adverse impacts on federal or state regulatory matters, including, but not limited to, matters relating to rates; the risks and uncertainties associated with litigation, arbitration, mediation and similar proceedings, particularly regarding HB 6 related matters, including risks associated with obtaining dismissal of the derivative shareholder lawsuits; changes in national and regional economic conditions, including recession, volatile interest rates, inflationary pressure, supply chain disruptions, higher fuel costs, and workforce impacts, affecting us and/or our customers and those vendors with which we do business; variations in weather, such as mild seasonal weather variations and severe weather conditions (including events caused, or exacerbated, by climate change, such as wildfires, hurricanes, flooding, droughts, high wind events and extreme heat events) and other natural disasters affecting future operating results and associated regulatory actions or outcomes in response to such conditions; legislative and regulatory developments, including, but not limited to, matters related to rates, energy regulatory policies, compliance and enforcement activity, cyber security, and climate change; the risks associated with physical attacks, such as acts of war, terrorism, sabotage or other acts of violence, and cyber-attacks and other disruptions to our, or our vendors’, information technology system, which may compromise our operations, and data security breaches of sensitive data, intellectual property and proprietary or personally identifiable information; the ability to meet our goals relating to employee, environmental, social and corporate governance opportunities, improvements, and efficiencies, including our greenhouse gas (“GHG”) reduction goals; the ability to accomplish or realize anticipated benefits through establishing a culture of continuous improvement and our other strategic and financial goals, including, but not limited to, overcoming current uncertainties and challenges associated with the ongoing government investigations, executing Energize365, our transmission and distribution investment plan, executing on our rate filing strategy, controlling costs, improving credit metrics, maintaining investment grade ratings, and growing earnings; changing market conditions affecting the measurement of certain liabilities and the value of assets held in our pension trusts may negatively impact our forecasted growth rate, results of operations, and may also cause us to make contributions to our pension sooner or in amounts that are larger than currently anticipated; mitigating exposure for remedial activities associated with retired and formerly owned electric generation assets, including those sites impacted by the recently promulgated legacy coal combustion residual rules; changes to environmental laws and regulations, including, but not limited to, rules recently finalized by the Environmental Protection Agency and the Securities and Exchange Commission (“SEC”) related to climate change; changes in customers’ demand for power, including, but not limited to, economic conditions, the impact of climate change, emerging technology, particularly with respect to electrification, energy storage and distributed sources of generation; the ability to access the public securities and other capital and credit markets in accordance with our financial plans, the cost of such capital and overall condition of the capital and credit markets affecting us, including the increasing number of financial institutions evaluating the impact of climate change on their investment decisions; future actions taken by credit rating agencies that could negatively affect either our access to or terms of financing or our financial condition and liquidity; changes in assumptions regarding factors such as economic conditions within our territories, the reliability of our transmission and distribution system, generation resource planning, or the availability of capital or other resources supporting identified transmission and distribution investment opportunities; the potential of non-compliance with debt covenants in our credit facilities; the ability to comply with applicable reliability standards and energy efficiency and peak demand reduction mandates; human capital management challenges, including among other things, attracting and retaining appropriately trained and qualified employees and labor disruptions by our unionized workforce; changes to significant accounting policies; any changes in tax laws or regulations, including, but not limited to, the Inflation Reduction Act of 2022, or adverse tax audit results or rulings; and the risks and other factors discussed from time to time in our SEC filings. Dividends declared from time to time on FirstEnergy Corp.’s common stock during any period may in the aggregate vary from prior periods due to circumstances considered by FirstEnergy Corp.’s Board of Directors at the time of the actual declarations. A security rating is not a recommendation to buy or hold securities and is subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. These forward-looking statements are also qualified by, and should be read together with, the risk factors included in FirstEnergy Corp.’s Form 10-K, Form 10-Q and in FirstEnergy's other filings with the SEC. The foregoing review of factors also should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on FirstEnergy Corp.’s business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. FirstEnergy Corp. expressly disclaims any obligation to update or revise, except as required by law, any forward-looking statements contained herein or in the information incorporated by reference as a result of new information, future events or otherwise. Strategic & Financial Highlights – Published July 30, 2024

Non-GAAP Financial Matters Strategic & Financial Highlights – Published July 30, 20243 This presentation contains references to certain financial measures including Operating earnings (loss) and Operating earnings (loss) per share (“EPS”), including by segment and the impact of special items on the following measures: Total revenues, Total operating expenses, Total other expense, and Earnings (loss) attributable to FirstEnergy Corp. These are “non-GAAP financial measures” which are not calculated in accordance with U.S. Generally Accepted Accounting Principals, (“GAAP”). Management uses these non-GAAP financial measures to evaluate the Company’s and its segments’ performance and manage its operations, and frequently references these non-GAAP financial measures in its decision-making, using them to facilitate historical and ongoing performance comparisons. Management believes that the non-GAAP financial measures of Operating earnings (loss), Operating EPS, including by segment, provide consistent and comparable measures of performance of its businesses on an ongoing basis. Management also believes that such measures are useful to shareholders and other interested parties to understand performance trends and evaluate the Company against its peer group by presenting period-over-period operating results without the effect of certain special items that may not be consistent or comparable across periods or across the Company’s peer group. These non-GAAP financial measures are intended to complement, and are not considered as alternatives to, the most directly comparable GAAP financial measures, which for Operating EPS is Continuing Operations EPS (GAAP), each as reconciled throughout the presentation. Also, the non-GAAP financial measures may not be comparable to similarly titled measures used by other entities. Special items represent charges incurred or benefits realized that management believes are not indicative of, or may obscure trends useful in evaluating the Company’s ongoing core activities and results of operations or otherwise warrant separate classification. Operating EPS is calculated by dividing Operating earnings (loss), which excludes special items, for the periods presented by the weighted average number of common shares outstanding in the respective period. A reconciliation of forward-looking non-GAAP measures, including 2024 Operating EPS, long-term annual Operating EPS growth projections, to the most directly comparable GAAP measures is not provided because comparable GAAP measures for such measures are not reasonably available without unreasonable efforts due to the inherent difficulty in forecasting and quantifying measures that would be necessary for such reconciliation. Specifically, management cannot, without unreasonable effort, predict the impact of these special items in the context of Operating EPS guidance, long-term annual Operating EPS growth rate projections forecasts because these items, which could be significant, are difficult to predict and may be highly variable. In addition, the Company believes such a reconciliation would imply a degree of precision and certainty that could be confusing to investors. These special items are uncertain, depend on various factors and may have a material impact on our future GAAP results.

Focus of Today’s Call Strategic & Financial Highlights – Published July 30, 20244 Brian X. Tierney – President and Chief Executive Officer K. Jon Taylor – Senior Vice President, Chief Financial Officer ■ Delivered on 2Q financial objectives and on track to meet our goals ■ Key accomplishments to position FE for the future ■ Updates on regulatory proceedings, data center activity, and legacy issues ■ Strong execution driving 2Q & YTD results in line with our plan ■ Review of economic and customer activity, and other key financial updates ■ Additional detail on regulatory activity

$0.08 $0.56 $0.41 $0.47 GAAP EPS Operating EPS Second Quarter Key Highlights 5 Financial Overview 2024 vs 2023 EPS Results Delivered 2Q24 Operating EPS of $0.56, $0.01 above guidance midpoint and $0.09 above 2Q23 results Delivered YTD24 Operating EPS of $1.11, $0.05 above YTD23 results (1) The amount and timing of items impacting comparability makes a detailed reconciliation of forward-looking non-GAAP financial measures impracticable. Please see slide 3 for more information. $0.52 $1.11 $0.92 $1.06 GAAP EPS Operating EPS YTD June 2Q24 Guidance Midpoint $0.55 Affirming 6-8%(1) long-term annual Operating EPS growth target Strategic & Financial Highlights – Published July 30, 2024 2024 2023 Affirming 2024-2028 Energize365 Investment plan of $26B and 9% average annual rate base growth Continued strong execution with a focus on financial discipline and continuous improvement Declared dividend per share (payable 9/1/24) of $0.425 Affirming 2024 Operating EPS Guidance of $2.61-$2.81(1) Providing 3Q24 EPS Guidance of $0.85-$0.95

Simplified Segments with a New Operating Model

Segment Reporting

Distribution				+	Integrated			+	Stand-Alone Transmission		+	Corp/Other
OH			PA		NJ	WV & MD						*(FE Parent Debt & Other Obligations)*
OE	CEI	TE	FE PA		JCP&L	MP	PE		FET, LLC	KATCo		

Leadership Structure

- **Brian Tierney** – President & CEO
  - ▲ **Wade Smith** – President, FE Utilities
    - ▲ **Torrence Hinton** – President, OH
    - **John Hawkins** – President, PA
    - ▲ **Doug Mokoid** – President, NJ
    - **[Open]** – President, WV/MD
    - **Mark Mroczynski** – President, Transmission
    - ▲ **Amanda Mertens Campbell** – VP, External Affairs
  - ▲ **Toby Thomas** – COO
  - **Jon Taylor** – SVP, CFO & Strategy
    - ▲ **Abigail Phillips** – VP, Chief Risk Officer
  - ▲ **John Combs** – SVP, Shared Services
  - **April Marx** – Acting SVP, CHRO & Corp Services
  - **Hyun Park** – SVP, CLO

▲ *Represents leaders who have joined FE since June 2023*

Energize365

Investment Plan

$26B

(2024-2028)

- Focused on investments to strengthen the grid and support the energy transition
- Plan drives 9% average annual rate base growth
- Plan represents a 44% increase over previous plan

Aligned the organizational structure and personnel to focus on our five regulated businesses allowing for greater transparency into business unit performance

6 Strategic & Financial Highlights – Published July 30, 2024 FirstEnergy

Active Regulatory Plan

ESP V	PUCO order issued May 15th; Application for Rehearing filed June 14th
Grid Mod II	Settlement agreement filed in April; Hearings concluded on July 2nd
Base Rate Case	Filed in late May requesting ~$94M rate adjustment, 10.8% ROE, ~55% Equity ratio
Base Rate Case	Filed in early April requesting $502M rate adjustment, 11.3% ROE, 53.8% Equity ratio
LTIIP III	Filed July 22nd requesting 5-yr program, totaling investments of $1.6B
EnergizeNJ	Submitted amended filing on February 27th; Settlement negotiations in progress



Received constructive regulatory outcomes and continue to pursue fair and reasonable outcomes with an active regulatory calendar

7 Strategic & Financial Highlights – Published July 30, 2024

Transformational Balance Sheet Improvement

- **Total equity proceeds of ~$7B since late 2021, equivalent to issuing common equity at $87/sh**
- **Reduced FE Corp. long-term debt by $1.7B** *(22%)* since September 2021 (from $7.8B to $6.1B)
- **FE Corp. and all subsidiaries are investment grade at all three rating agencies**
  - FE Corp. on positive outlook at S&P & Fitch



Announced $3.4B Equity Raise
- $2.4B FET 19.9% Interest Sale (closed May '22)
- $1B Common Equity (closed Dec '21)
S&P upgrade from BB to BB+
Moody's and Fitch outlook from Stable to Positive
Fitch upgrade from BB+ to BBB-
Announced $3.5B Equity Raise
- $3.5B FET 30% Interest Sale (closed March '24)
S&P outlook from Stable to Positive
Moody's upgrade from Ba1 to Baa3; Stable outlook
S&P upgrade from BB+ to BBB-; Positive outlook
Fitch outlook from Stable to Positive
2021
2022
2023
2024
4Q
1Q
2Q
3Q
4Q
1Q
2Q
3Q
4Q
1Q
2Q
3Q

Note: FE Corp. Senior Unsecured rating

With a strengthened balance sheet, we are positioned to execute our $26B Energize365 program, without the need for incremental equity[1]

[1] Excluding employee benefit programs of up to ~$100M/year

8 Strategic & Financial Highlights – Published July 30, 2024

FirstEnergy

Data Center Overview

Economic Activity

- Developers focused on all FirstEnergy states
- Large load studies (>500 MW) more than doubled in 2024

Resource Adequacy

- Load growth and baseload retirements could outpace dispatchable generating resource additions
- FirstEnergy is engaging with our customers and states to ensure adequate supply

Load Impacts

- FirstEnergy has excess transmission capacity for data center and other load growth
- FirstEnergy is participating in PJM RTEP open windows for broader transmission growth

Tariff Design

- Reviewing retail line extension policies in state jurisdictions; focused on potential need for large load customers to provide assurances
- Desire to enable all load growth and keep rates affordable

Load growth from data centers is expected to benefit all stakeholders and includes opportunities to improve the capacity, operating flexibility, and resiliency of the grid

9 Strategic & Financial Highlights – Published July 30, 2024

FirstEnergy

Progress Addressing Legacy Issues Strategic & Financial Highlights – Published July 30, 202410 U.S. Department of Justice ▪On July 21, the U.S. Attorney’s Office for the Southern District of Ohio filed a status report confirming that FE has successfully completed the obligations that it was required to perform for a three-year period under its DPA ▪Certain continuing obligations include: ‒ Publish any payments to a 501(c)(4) and to a political official ‒ Not make any statements that contradict its acceptance of responsibility ‒ Notify the DOJ of any changes in its corporate form ‒ Continue to cooperate with DOJ SEC Investigation ▪Agreement-in-principle with SEC Staff – Based on the facts set forth in DPA – Subject to approval by the SEC ▪Recorded a reserve of $100M in 2Q24 in connection with expected resolution OOCIC / Ohio AG ▪Progress in resolving both OOCIC investigation and Ohio AG civil lawsuit ▪No new findings since DPA ▪Recorded a reserve of $19.5M in 2Q24 in connection with resolution on both matters ▪Resolution is expected to include a non- prosecution agreement and dismissal of Ohio AG civil lawsuit PUCO Audits ▪Political and Charitable Spend: audit report due August 28, 2024 ▪Corporate Separation: discovery ongoing and hearing to begin October 9, 2024 ▪Rider DMR/DCR: discovery ongoing and hearing to begin February 3, 2025

Shareholder Value Proposition

Strong Growth Outlook

6-8% long-term annual Operating EPS growth[(1)]

Energize365 T&D Investment Plan of $26B through 2024-2028

9% Average Annual Rate Base Growth 2024-2028

Significant infrastructure **investment opportunities** beyond plan horizon

Attractive Risk Profile

Targeted 14-15% FFO/Debt over plan horizon

No incremental equity needs expected through the planning period beyond Employee Benefit programs of up to ~$100M annually

Constructive regulatory frameworks with **75% of planned investment in formula rate programs**

Low-risk **diversified T&D asset mix with strong affordability position**

Compelling Total Shareholder Return

Attractive total shareholder return of 10-12%+ with potential for upside
(6-8% Operating EPS growth and 4%+ dividend yield)

Vastly improved earnings quality, driven by **core regulated business growth**

Committed to dividend growth in line with earnings growth, targeting **dividend payout ratio of 60-70%**

Our diversified asset mix, coupled with an improved balance sheet and a strong affordability position, provides the opportunity to significantly enhance the customer experience and provide solid risk-adjusted returns to our investors

(1) As measured year-over-year off prior midpoint guidance. The amount and timing of items impacting comparability makes a detailed reconciliation of forward-looking non-GAAP financial measures impracticable. Please see slide 3 for more information.

11

Strategic & Financial Highlights – Published July 30, 2024

FirstEnergy

Delivering Financial Results

2Q 2024 Earnings Summary – Segment View

Our focus on efficient operations and financial discipline allowed us to deliver operating results above the mid-point of 2Q Guidance and $0.09/sh above 2Q23

- Distribution -$0.02: planned increase in operating expenses partially offset by the impact of higher customer demand and rate base growth
- Integrated +$0.09: implementation of new base rates, rate base growth, and the impact of higher rates, rate base growth, and the impact of higher customer demand, partially offset by a higher effective tax rate and Tx project abandonment costs
- Stand-Alone Transmission -$0.04: impact of FET 30% sale (closed 3/25/24), partially offset by continued rate base growth
- Corporate +$0.06: Lower financing costs from the redemption of high-cost debt from the FET 30% asset sale

2Q24 GAAP EPS:
$0.08/sh (vs. $0.41/sh in 2Q23)

2Q24 Operating EPS:
$0.56/sh (vs. $0.47/sh in 2Q23)

Quarter-over-Quarter Operating EPS Walk



$0.47
Dx $0.24
Int $0.12
Tx $0.18
Corp ($0.07)
($0.02)
Rates & Investments +$0.02
Customer Demand +$0.06
Operating Expenses -$0.07
Financing Costs: -$0.01
All Other -$0.02
$0.09
Rates & Investments +$0.08
Customer Demand +$0.05
All Other -$0.04
($0.04)
Rates & Investments +$0.03
Financing Costs -$0.07 (includes -$0.06 impact from FET 30% sale)
$0.06
Financing Costs +$0.06
All Other +$0.00
(ETR +$0.02, Signal Peak -$0.02)
Signal Peak -$0.02
($0.05 in 2Q23 vs. $0.03 in 2Q24)
$0.56
Dx $0.22
Int $0.21
Tx $0.14
Corp ($0.01)
2Q23 Operating EPS
Distribution
Integrated
Stand-Alone Transmission
Corp / Other
2Q24 Operating EPS

Note: Reconciliations between GAAP Earnings and Operating (non-GAAP) earnings and detailed information is available in the Earnings Supplement section of the Strategic & Financial Highlights

12 Strategic & Financial Highlights – Published July 30, 2024

FirstEnergy

Delivering Financial Results

YTD 2024 Earnings Summary – Segment View

We remain on track in 2024 due to strong execution on our Energize365 capital investment program, solid financial discipline, and a culture of continuous improvement

- Distribution -$0.05: planned increase in operating expenses partially offset by the impact of higher customer demand and rate base growth
- Integrated +$0.10: implementation of new base rates, rate base growth, and the impact of higher customer demand, partially offset by a higher effective tax rate and higher operating expenses
- Stand-Alone Transmission -$0.03: impact of FET 30% sale (closed 3/25/24), partially offset by continued rate base growth
- Corporate +$0.03: impact of FET 30% sale and higher discrete tax benefits, partially offset by lower planned earnings from Signal Peak

YTD24 GAAP EPS:
$0.52/sh (vs. $0.92/sh YTD23)

YTD24 Operating EPS:
$1.11/sh (vs. $1.06/sh YTD23)

YTD Operating EPS Walk



$1.06
Dx $0.57
Int $0.26
Tx $0.35
Corp ($0.12)
YTD23 Operating EPS
($0.05)
Rates & Investments +$0.03
Customer Demand +$0.06
Operating Expenses -$0.10
Financing Costs -$0.01
All Other -$0.03
Distribution
$0.10
Rates & Investments +$0.14
Customer Demand +$0.05
Operating Expenses -$0.04
Financing Costs -$0.01
All Other -$0.04
Integrated
($0.03)
Rates & Investments +$0.05
Financing Costs -$0.08 (includes -$0.06 impact from FET 30% sale)
Stand-Alone Transmission
$0.03
Financing Costs +$0.03
All Other +$0.00 (ETR +$0.06, Signal Peak -$0.06)
Signal Peak -$0.06 (~$0.12 YTD23 vs. $0.06 in YTD24)
Corp / Other
$1.11
Dx $0.52
Int $0.36
Tx $0.32
Corp ($0.09)
YTD24 Operating EPS

Note: Reconciliations between GAAP Earnings and Operating (non-GAAP) earnings and detailed information is available in the Earnings Supplement section of the Strategic & Financial Highlights

13 Strategic & Financial Highlights – Published July 30, 2024

FirstEnergy

2.4% 2.9% 3.1% 2.9% 1.3% 2.2% 2.5% 2.8% 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% 3.5% 4.0% 2Q23 3Q23 4Q23 1Q24 GDP Growth U.S. FE Service Territory G ro w th v s . P ri o r Y e a r Economic, Load, and Financial Updates Strategic & Financial Highlights - Published July 30, 202414 Economic and Load Activity Financing Updates ▪ 30% FET interest sale to Brookfield ✓ Received remaining $1.2B of $3.5B in July (received $2.3B in cash at March ’24 close) ▪ FE Corp. and all subs are investment grade at all three rating agencies o Continued positive ratings momentum in July with S&P upgrades of FET, LLC and its subs; maintained positive outlooks o FE Corp. on positive outlook at S&P & Fitch ▪ In July, launched RFP for a second pension lift-out transaction to eliminate the remaining $700M non-regulated pension liability ME 4.0% due 4/15/25 Maturity (early redemption) $250M PN 4.15% due 4/15/25 Maturity (early redemption) $200M CEI 5.5% due 8/15/24 Maturity $300M Revolver paydown / Other $450M Total $1.2B Our focus is on continued execution of our plan, achieving credit-supportive regulatory outcomes, moving past legacy issues, and financing our robust investment plan in a credit-supportive manner Source: Moody’s Analytics & U.S Bureau of Economic Analysis (Data as of 7/25/24), Note: FE Service Territory = weighted average of 5 state jurisdictions based on customer count ▪ Positive GDP growth and Employment growth in our region ▪ Positive TTM weather-adjusted load growth of +0.9% in total o Residential +0.4%, Commercial +1.3%, Industrial +1.1% ▪ Well-positioned to serve customers; our investment program will adjust as needed to ensure capacity and reliable service 2.5% 2.1% 1.9% 1.8% 1.7%1.7% 1.4% 1.4% 1.0% 1.2% 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% 2Q23 3Q23 4Q23 1Q24 2Q24 Employment Growth U.S. FE Service Territory G ro w th v s . P ri o r Y e a r

Recent Regulatory Activity 15 Strategic & Financial Highlights – Published July 30, 2024 EnergizeNJ: Settlement negotiations in progress ▪ Infrastructure Investment Plan (IIP) filed in November 2023, $900M+ in capital investments over 5 years (2024-2029) to enhance reliability and modernize distribution system EE&C: Settlement negotiations in progress ▪ Program filed in December 2023- with a proposed budget of ~$964M for the January 2025 - June 2027 period and includes programs addressing energy efficiency, peak demand reduction, and building decarbonization ▪ Final order is required by October 15, 2024 New Jersey LTIIP III: Filed in July for 5-year, $1.6B of capital investments ▪ Builds on LTIIP I (2016-2019) & LTIIP II (2020-2024) ▪ Supplements reliability investment and includes both grid modernization and system resiliency ▪ Plan includes ~$1.4B to be in-serviced during the 2025-2029 period Base Rate Case: Settlement negotiations expected to begin in early August ▪ Filed in April for $502M revenue increase on $7.2B rate base, 11.3% ROE and 53.8% Equity, based on a 2025 projected test year. ▪ Key components include enhanced vegetation management program, recovery of costs associated with major storms, COVID-19 and LED streetlight conversions, changing pension/OPEB recovery, and a proposed pension/OPEB tracking mechanism Pennsylvania Base Rate Case: Update filing due July 31 ▪ Filed May 31 for ~$94M revenue increase on $4.3B rate base, 10.8% ROE and average ~55% Equity, based on a 2024 test year. ▪ Key components include recovery of investments in base rates and resetting riders DCR and AMI to zero, changing pension recovery, a proposed pension tracking mechanism, and recovery of other costs previously incurred (major storms, LED streetlights) ESP V: PUCO granted all applications for rehearing for further consideration on July 10; no statutory deadline Grid Mod II: Hearings were held this summer; anticipate an order in 4Q24 Ohio

Earnings Supplement to the Financial Community 17. 2Q Earnings Summary and Reconciliation 18. 2Q Earnings Drivers by Segment 19. YTD Summary and Reconciliation 20. YTD Earnings Drivers by Segment 21. Special Items Descriptions 22. 2Q 2024 Earnings Results 23. 2Q 2023 Earnings Results 24. Quarter-over-Quarter Earnings Comparison 25. YTD 2024 Earnings Results 26. YTD 2023 Earnings Results 27. YTD Year-over-Year Comparison TABLE OF CONTENTS (Slide) Gina E. Caskey Director, IR & Corporate Responsibility caskeyg@firstenergycorp.com 330.761.4185 Jake M. Mackin Manager, Investor Relations mackinj@firstenergycorp.com 330.384.4829 Other sections within Highlights include: • Quarterly Support (slides 28-35) Strategic & Financial Highlights – Published July 30, 202416

2Q Earnings Summary and Reconciliation

Quarterly Summary

	2Q 2024	2Q 2023	Change
GAAP Earnings Per Basic Share	**$0.08**	**$0.41**	**$(0.33)**
Special Items	$0.48	$0.06	$0.42
Operating (Non-GAAP) Earnings Per Share	**$0.56**	**$0.47**	**$0.09**

Note: Refer to slide 3 for information on Non-GAAP Financial Matters.

Quarterly Reconciliation

EPS Variance Analysis (in millions, except per share amounts)	Distribution	Integrated	Stand-Alone Transmission	Corporate / Other	FirstEnergy Corp. Consolidated
2Q 2023 Earnings (Loss) Attributable to FirstEnergy Corp. - GAAP	$145	$75	$105	$(90)	$235
2Q 2023 Basic Earnings (Loss) Per Share - GAAP (avg. shares outstanding 573M)	$0.26	$0.13	$0.18	$(0.16)	$0.41
Special Items - 2023					
Debt-related costs	—	—	—	0.05	0.05
Enhanced employee retirement and other related costs	0.02	0.02	—	—	0.04
Investigation and other related costs	—	—	—	0.03	0.03
Mark-to-market adjustments - Pension/OPEB actuarial assumptions	(0.04)	(0.03)	—	0.01	(0.06)
Total Special Items - 2Q 2023	(0.02)	(0.01)	—	0.09	0.06
2Q 2023 Operating Earnings (Loss) Per Share - Non-GAAP	$0.24	$0.12	$0.18	$(0.07)	$0.47
Rates & Investments	0.02	0.08	0.03	—	0.13
Customer Demand	0.06	0.05	—	—	0.11
Operating Expenses	(0.07)	—	—	—	(0.07)
Financing Costs	(0.01)	—	(0.07)	0.06	(0.02)
All Other	(0.02)	(0.04)	—	—	(0.06)
2Q 2024 Operating Earnings (Loss) Per Share - Non-GAAP	$0.22	$0.21	$0.14	$(0.01)	$0.56
Special Items - 2024					
ARO regulatory change	(0.06)	(0.02)	—	(0.20)	(0.28)
Debt-related costs	—	—	—	(0.12)	(0.12)
Investigation and other related costs	—	—	—	(0.04)	(0.04)
Regulatory charges	(0.04)	—	—	—	(0.04)
Total Special Items - 2Q 2024	(0.10)	(0.02)	—	(0.36)	(0.48)
2Q 2024 Basic Earnings (Loss) Per Share - GAAP (avg. shares outstanding 575M)	$0.12	$0.19	$0.14	$(0.37)	$0.08
2Q 2024 Earnings (Loss) Attributable to FirstEnergy Corp. - GAAP	$68	$108	$81	$(212)	$45

Per share amounts for the special items and earnings drivers above and throughout this report are based on the after-tax effect of each item divided by the number of shares outstanding for the period. The current and deferred income tax effect was calculated by applying the subsidiaries' statutory tax rate to the pre-tax amount if deductible/taxable. The income tax rates range from 21% to 29% in the first quarter of 2024 and 2023.

17 Strategic & Financial Highlights – Published July 30, 2024

FirstEnergy

2Q Earnings Drivers by Segment

Descriptions: 2Q 2024 vs. 2Q 2023

	Distribution	Integrated	Stand-Alone Transmission	Corp / Other
Rates & Investments +$0.13	$0.02: Formula Dx investment programs and lower OH rate credit	$0.08: Implementation of base rate cases, formula Dx and Tx investment programs	$0.03: Formula Tx investment programs	-
Customer Demand +$0.11	$0.06: Favorable weather vs. 2023 (+$0.05) and weather-adjusted load (+$0.01)	$0.05: Favorable weather vs 2023 (+$0.03) and weather-adjusted load (+$0.02)	-	-
Operating Expenses ($0.07)	($0.07): Higher planned vegetation management expense and lower bad debt expense in 2023	-	-	-
Financing Costs[(1)] ($0.02)	($0.01): Higher short-term borrowings	-	($0.07): Due to the impact of FET 30% interest sale (closed 3/25/24) as well as higher short-term borrowings	$0.06: Primarily due to lower long-term debt from early redemptions, lower short-term borrowings, and interest income on Brookfield note
All Other ($0.06)	($0.02): Primarily due to a higher effective tax rate	($0.04): Primarily due to a higher effective tax rate and Tx project abandonment costs	-	$0.00: Higher discrete tax benefits offset by lower Signal Peak earnings
Total $0.09	$(0.02)	$0.09	$(0.04)	$0.06

(1) Includes the net impact of interest expense, capitalized financing costs, and interest income (which is included within "miscellaneous income, net").

18 Strategic & Financial Highlights – Published July 30, 2024

FirstEnergy

YTD Earnings Summary and Reconciliation

YTD June Summary

	2024	2023	Change
GAAP Earnings Per Basic Share	**$0.52**	**$0.92**	**$(0.40)**
Special Items	$0.59	$0.14	$0.45
Operating (Non-GAAP) Earnings Per Share	**$1.11**	**$1.06**	**$0.05**

Note: Refer to slide 3 for information on Non-GAAP Financial Matters.

YTD June Reconciliation

EPS Variance Analysis (in millions, except per share amounts)	Distribution	Integrated	Stand-Alone Transmission	Corporate / Other	FirstEnergy Corp. Consolidated
2023 Earnings (Loss) Attributable to FirstEnergy Corp. - (GAAP)	$331	$145	$201	$(150)	$527
2023 Basic Earnings (Loss) Per Share - GAAP (avg. shares outstanding 573M)	$0.58	$0.25	$0.35	$(0.26)	$0.92
Special Items - 2023					
Enhanced employee retirement and other related costs	0.02	0.02	—	—	0.04
Debt-related costs	—	—	—	0.05	0.05
FE Forward costs to achieve	0.01	0.01	—	0.04	0.06
Investigation and other related costs	—	—	—	0.04	0.04
Mark-to-market adjustments - Pension/OPEB actuarial assumptions	(0.04)	(0.03)	—	0.01	(0.06)
Regulatory charges	—	0.01	—	—	0.01
Total Special Items - 2023	(0.01)	0.01	—	0.14	0.14
2023 Operating Earnings (Loss) Per Share - Non-GAAP	$0.57	$0.26	$0.35	$(0.12)	$1.06
Rates & Investments	0.03	0.14	0.05	—	0.22
Customer demand	0.06	0.05	—	—	0.11
Operating Expense	(0.10)	(0.04)	—	—	(0.14)
Financing Costs	(0.01)	(0.01)	(0.08)	0.03	(0.07)
All Other	(0.03)	(0.04)	—	—	(0.07)
2024 Operating Earnings (Loss) Per Share - Non-GAAP	$0.52	$0.36	$0.32	$(0.09)	$1.11
Special Items - 2024					
ARO regulatory change	(0.06)	(0.02)	—	(0.20)	(0.28)
Debt-related costs	—	—	—	(0.12)	(0.12)
FE Forward cost to achieve	(0.01)	—	—	—	(0.01)
Investigation and other related costs	—	—	—	(0.07)	(0.07)
Regulatory charges	(0.04)	0.01	—	—	(0.03)
Strategic transaction charges	—	(0.02)	(0.03)	(0.03)	(0.08)
Total Special Items - 2024	(0.11)	(0.03)	(0.03)	(0.42)	(0.59)
2024 Basic Earnings (Loss) Per Share - GAAP (avg. shares outstanding 575M)	$0.41	$0.33	$0.29	$(0.51)	$0.52
2024 Earnings (Loss) Attributable to FirstEnergy Corp. - (GAAP)	$233	$190	$165	$(290)	$298

Per share amounts for the special items and earnings drivers above and throughout this report are based on the after-tax effect of each item divided by the number of shares outstanding for the period. The current and deferred income tax effect was calculated by applying the subsidiaries' statutory tax rate to the pre-tax amount if deductible/taxable. The income tax rates range from 21% to 29% in 2024 and 2023.

19 Strategic & Financial Highlights – Published July 30, 2024

FirstEnergy

YTD Earnings Drivers by Segment

Descriptions: YTD24 vs. YTD23

	Distribution	Integrated	Stand-Alone Transmission	Corp / Other
Rates & Investments +$0.22	$0.03: Formula Dx investment programs and lower OH rate credit	$0.14: Implementation of base rate cases, formula Dx and Tx investment programs	$0.05: Formula Tx investment programs	-
Customer Demand +$0.11	$0.06: Favorable weather vs. 2023 (+$0.08), partially offset by lower weather-adjusted sales ($0.02)	$0.05: Favorable weather vs 2023	-	-
Operating Expenses ($0.14)	($0.10): Higher planned vegetation management expense and lower bad debt expense in 2023	($0.04): Higher non-deferred storm costs, depreciation, and general taxes	-	-
Financing Costs[1] ($0.07)	($0.01): Higher long-term debt from issuances in 2023	($0.01): Higher long-term debt from new issuances as well as higher short-term borrowings	($0.08): Due to the impact of FET 30% interest sale (closed 3/25/24) as well as higher short-term borrowings	$0.03: Primarily due to interest expense benefits from use of proceeds on FET 30% sale, partially offset by convertible debt issuance in May 2023
All Other ($0.07)	($0.03): Primarily due to a higher effective tax rate	($0.04): Primarily due to a higher effective tax rate and Tx project abandonment costs	-	$0.00: Primarily due to higher discrete tax benefits offset by lower Signal Peak earnings
Total $0.05	**$(0.05)**	**$0.10**	**$(0.03)**	**$0.03**

[1] Includes the net impact of interest expense, capitalized financing costs, and interest income (which is included within "miscellaneous income, net").

20 Strategic & Financial Highlights – Published July 30, 2024

FirstEnergy

Special Items Descriptions Strategic & Financial Highlights – Published July 30, 202421 ▪ ARO regulatory change: Primarily related to an increase in asset retirement obligations associated with AE Supply’s evaluation of closure options for McElroy’s Run, including the potential transfer of the site and remediation obligations to a third-party, and other interpretation changes to its closure plans, as well an estimate for new remediation obligations for various legacy coal combustion residual sites that were triggered by recently finalized EPA regulations. ▪ Debt-related costs: Primarily reflects costs associated with the redemption and early retirement of debt. ▪ Enhanced employee retirement and other related costs: Primarily reflects transition and benefit costs associated with the Company's voluntary retirement program and involuntary separations. ▪ Exit of generation: Primarily reflects charges or credits resulting from the exit of competitive operations. ▪ FE Forward cost to achieve: Primarily reflects the termination charge associated with exiting certain sporting sponsorship agreements and certain advisory and other costs incurred to transform FirstEnergy Corp. for the future. ▪ Investigation and other related costs: Primarily reflects litigation settlements and reserves, including those related to the SEC and OOCIC investigations, and other legal and advisory expenses related to the government investigations, net of the received derivative settlement insurance proceeds. ▪ Mark-to-market adjustments - Pension/OPEB actuarial assumptions: Reflects the change in fair value of plan assets and net actuarial gains and losses associated with the Company's pension and other post-employment benefit plans. ▪ Regulatory charges (credits): Primarily reflects the impact of regulatory agreements, proceedings, audits, concessions or orders requiring certain commitments, refunds, and/or disallowing the recoverability of costs, net of related credits. ▪ State tax legislative changes: Primarily reflects charges resulting from state tax legislative changes. ▪ Strategic transaction charges: Primarily reflects the net tax charges and related updates associated with the FET interest sales and consolidation of the Pennsylvania Companies. Note: Special items represent charges incurred or benefits realized that management believes are not indicative of, or may obscure trends useful in evaluating, the Company’s ongoing core activities and results of operations or otherwise warrant separate classification. Special items are not necessarily non-recurring.

2Q 2024 Earnings Results Strategic & Financial Highlights – Published July 30, 202422 2nd Quarter 2024 (in millions, except for per share amounts) GAAP Special Items Operating (Non-GAAP) Dx Int Tx Corp FE Dx Int Tx Corp FE Dx Int Tx Corp FE (1) Electric sales $ 1,610 $ 1,162 $ 463 $ 1 $ 3,236 $ — $ — $ — $ — $ — $ 1,610 $ 1,162 $ 463 $ 1 $ 3,236 (2) Other 38 16 5 (15) 44 — — — — — 38 16 5 (15) 44 (3) Total Revenues 1,648 1,178 468 (14) 3,280 — — — — — 1,648 1,178 468 (14) 3,280 (4) Fuel — 128 — — 128 — — — — — — 128 — — 128 (5) Purchased power 510 363 — 4 877 — — — — — 510 363 — 4 877 (6) Other operating expenses 640 338 91 101 1,170 (80) (a)(c)(e) (17) (a)(c) — (140) (a)(d) (237) 560 321 91 (39) 933 (7) Provision for depreciation 162 132 84 19 397 — (1) (c) — — (1) 162 131 84 19 396 (8) Deferral of regulatory assets, net (9) — 1 — (8) — — — — — (9) — 1 — (8) (9) General taxes 181 32 70 10 293 (1) (c) — — — (1) 180 32 70 10 292 (10) Total Operating Expenses 1,484 993 246 134 2,857 (81) (18) — (140) (239) 1,403 975 246 (6) 2,618 (11) Debt redemption costs — — — (85) (85) — — — 85 (b) 85 — — — — — (12) Equity method investment earnings — — — 22 22 — — — — — — — — 22 22 (13) Miscellaneous income, net 29 14 5 11 59 — — — — — 29 14 5 11 59 (14) Interest expense (109) (65) (66) (45) (285) — — — 3 (b) 3 (109) (65) (66) (42) (282) (15) Capitalized financing costs 5 10 14 — 29 — — — — — 5 10 14 — 29 (16) Total Other Expense (75) (41) (47) (97) (260) — — — 88 88 (75) (41) (47) (9) (172) (17) Income taxes (benefits) 21 36 41 (33) 65 20 (a)(c)(e) 5 (a)(c) — 23 (a)(b)(d) 48 41 41 41 (10) 113 (18) Income attributable to noncontrolling interest — — 53 — 53 — — — — — — — 53 — 53 (19) Earnings Attributable to FirstEnergy Corp. $ 68 $ 108 $ 81 $ (212) $ 45 $ 61 $ 13 $ — $ 205 $ 279 $ 129 $ 121 $ 81 $ (7) $ 324 (20) Average Shares Outstanding 575 575 575 (21) Earnings per Share $ 0.12 $ 0.19 $ 0.14 $ (0.37) $ 0.08 $ 0.10 $ 0.02 $ — $ 0.36 $ 0.48 $ 0.22 $ 0.21 $ 0.14 $ (0.01) $ 0.56 Special Items (after-tax impact): (a) (a) ARO regulatory change $ 34 $ 12 $ — $ 115 $ 161 (b) (b) Debt-related costs — — — 69 69 (c) (c) FE Forward cost to achieve 2 1 — — 3 (d) (d) Investigation and other related costs — — — 21 21 (e) (e) Regulatory charges 25 — — — 25 Impact to Earnings $ 61 $ 13 $ — $ 205 $ 279

2Q 2023 Earnings Results

2nd Quarter 2023

	(in millions, except for per share amounts)	GAAP Dx	GAAP Int	GAAP Tx	GAAP Corp	GAAP FE	Special Items Dx	Special Items Int	Special Items Tx	Special Items Corp	Special Items FE	Operating (Non-GAAP) Dx	Operating (Non-GAAP) Int	Operating (Non-GAAP) Tx	Operating (Non-GAAP) Corp	Operating (Non-GAAP) FE
(1)	Electric sales	$ 1,582	$ 940	$ 432	$ 3	$ 2,957	$ —	$ —	$ —	$ —	$ —					
(2)	Other	45	16	4	(16)	49	—	—	—	—	—					
(3)	Total Revenues	1,627	956	436	(13)	3,006	—	—	—	—	—	1,627	956	436	(13)	3,006
(4)	Fuel	—	140	—	—	140	—	—	—	—	—					
(5)	Purchased power	566	323	—	5	894	—	—	—	—	—					
(6)	Other operating expenses	532	278	92	(17)	885	(19) (b)(c)(f)	(10) (b)(c)	—	(17) (d)	(46)					
(7)	Provision for depreciation	156	114	74	17	361	(2) (c)	—	—	—	(2)					
(8)	Deferral of regulatory assets, net	(9)	(28)	4	—	(33)	—	—	—	—	—					
(9)	General taxes	174	30	65	9	278	—	—	—	—	—					
(10)	Total Operating Expenses	1,419	857	235	14	2,525	(21)	(10)	—	(17)	(48)	1,398	847	235	(3)	2,477
(11)	Debt redemption costs	—	—	—	(36)	(36)	—	—	—	36 (a)	36					
(12)	Equity method investment earnings	—	—	—	35	35	—	—	—	—	—					
(13)	Miscellaneous income, net	26	16	5	(4)	43	3 (b)	3 (b)	—	—	6					
(14)	Pension and OPEB mark-to-market adjustment	34	24	6	(5)	59	(34) (e)	(23) (e)	—	5 (e)	(52)					
(15)	Interest expense	(96)	(61)	(59)	(60)	(276)	—	—	—	—	—					
(16)	Capitalized financing costs	5	8	7	2	22	—	—	—	—	—					
(17)	Total Other Expense	(31)	(13)	(41)	(68)	(153)	(31)	(20)	—	41	(10)	(62)	(33)	(41)	(27)	(163)
(18)	Income taxes (benefits)	32	11	36	(5)	74	(2) (b)(c)(e)(f)	(4) (b)(c)(e)	—	12 (a)(d)(e)	6					
(19)	Income attributable to noncontrolling interest	—	—	19	—	19	—	—	—	—	—					
(20)	Earnings (Loss) Attributable to FirstEnergy Corp.	$ 145	$ 75	$ 105	$ (90)	$ 235	$ (8)	$ (6)	$ —	$ 46	$ 32	$ 137	$ 69	$ 105	$ (44)	$ 267
(21)	Average Shares Outstanding			573					573					573		
(22)	Earnings (Loss) per Share	$ 0.26	$ 0.13	$ 0.18	$ (0.16)	$ 0.41	$ (0.02)	$ (0.01)	$ —	$ 0.09	$ 0.06	$ 0.24	$ 0.12	$ 0.18	$ (0.07)	$ 0.47

Special Items (after-tax impact):

	Dx	Int	Tx	Corp	FE
(a) Debt-related costs	$ —	$ —	$ —	$ 29	$ 29
(b) Enhanced employee retirement and other related costs	12	8	—	—	20
(c) FE Forward cost to achieve	5	2	—	—	7
(d) Investigation and other related costs	—	—	—	13	13
(e) Mark-to-market adjustments - Pension/OPEB actuarial assumptions	(26)	(16)	—	4	(38)
(f) Regulatory charges	1	—	—	—	1
Impact to Earnings	$ (8)	$ (6)	$ —	$ 46	$ 32

23 Strategic & Financial Highlights – Published July 30, 2024

FirstEnergy

Quarter-over-Quarter Earnings Comparison

2nd Quarter 2024 vs 2nd Quarter 2023

	(in millions, except for per share amounts)	GAAP					Special Items					Operating (Non-GAAP)				
		Dx	Int	Tx	Corp	FE	Dx	Int	Tx	Corp	FE	Dx	Int	Tx	Corp	FE
(1)	Electric sales	$ 28	$ 222	$ 31	$ (2)	$ 279	$ —	$ —	$ —	$ —	$ —					
(2)	Other	(7)	—	1	1	(5)	—	—	—	—	—					
(3)	Total Revenues	21	222	32	(1)	274	—	—	—	—	—	21	222	32	(1)	274
(4)	Fuel	—	(12)	—	—	(12)	—	—	—	—	—					
(5)	Purchased power	(56)	40	—	(1)	(17)	—	—	—	—	—					
(6)	Other operating expenses	108	60	(1)	118	285	(61)	(7)	—	(123)	(191)					
(7)	Provision for depreciation	6	18	10	2	36	2	(1)	—	—	1					
(8)	Deferral of regulatory assets, net	—	28	(3)	—	25	—	—	—	—	—					
(9)	General taxes	7	2	5	1	15	(1)	—	—	—	(1)					
(10)	Total Operating Expenses	65	136	11	120	332	(60)	(8)	—	(123)	(191)	5	128	11	(3)	141
(11)	Debt redemption costs	—	—	—	(49)	(49)	—	—	—	49	49					
(12)	Equity method investment earnings	—	—	—	(13)	(13)	—	—	—	—	—					
(13)	Miscellaneous income, net	3	(2)	—	15	16	(3)	(3)	—	—	(6)					
(14)	Pension and OPEB mark-to-market adjustment	(34)	(24)	(6)	5	(59)	34	23	—	(5)	52					
(15)	Interest expense	(13)	(4)	(7)	15	(9)	—	—	—	3	3					
(16)	Capitalized financing costs	—	2	7	(2)	7	—	—	—	—	—					
(17)	Total Other Expense	(44)	(28)	(6)	(29)	(107)	31	20	—	47	98	(13)	(8)	(6)	18	(9)
(18)	Income taxes (benefits)	(11)	25	5	(28)	(9)	22	9	—	11	42					
(19)	Income attributable to noncontrolling interest	—	—	34	—	34	—	—	—	—	—					
(20)	Earnings (Loss) Attributable to FirstEnergy Corp.	$ (77)	$ 33	$ (24)	$ (122)	$ (190)	$ 69	$ 19	$ —	$ 159	$ 247	$ (8)	$ 52	$ (24)	$ 37	$ 57
(21)	Average Shares Outstanding			2					2					2		
(22)	Earnings (Loss) per Share	$ (0.14)	$ 0.06	$ (0.04)	$ (0.21)	$ (0.33)	$ 0.12	$ 0.03	$ —	$ 0.27	$ 0.42	$ (0.02)	$ 0.09	$ (0.04)	$ 0.06	$ 0.09

24 Strategic & Financial Highlights – Published July 30, 2024

FirstEnergy

YTD 2024 Earnings Results Strategic & Financial Highlights – Published July 30, 202425 YTD June 2024 (in millions, except for per share amounts) GAAP Special Items Operating (Non-GAAP) Dx Int Tx Corp FE Dx Int Tx Corp FE Dx Int Tx Corp FE (1) Electric sales $ 3,335 $ 2,244 $ 897 $ 4 $ 6,480 $ — $ — $ — $ — $ — $ 3,335 $ 2,244 $ 897 $ 4 $ 6,480 (2) Other 80 29 9 (31) 87 — — — — — 80 29 9 (31) 87 (3) Total Revenues 3,415 2,273 906 (27) 6,567 — — — — — 3,415 2,273 906 (27) 6,567 (4) Fuel — 233 — — 233 — — — — — — 233 — — 233 (5) Purchased power 1,152 752 — 9 1,913 — — — — — 1,152 752 — 9 1,913 (6) Other operating expenses 1,227 692 167 90 2,176 (84) (a)(c)(d) (71) (a)(c)(d) — (162) (a)(c) (317) 1,143 621 167 (72) 1,859 (7) Provision for depreciation 323 254 165 36 778 (1) (c) (1) (c) — — (2) 322 253 165 36 776 (8) Amortization (deferral) of regulatory assets, net (97) (78) 3 — (172) — 61 (d) — — 61 (97) (17) 3 — (111) (9) General taxes 373 70 139 22 604 (1) (c) — — — (1) 372 70 139 22 603 (10) Total Operating Expenses 2,978 1,923 474 157 5,532 (86) (11) — (162) (259) 2,892 1,912 474 (5) 5,273 (11) Debt redemption costs — — — (85) (85) — — — 85 (b) 85 — — — — — (12) Equity method investment earnings — — — 43 43 — — — — — — — — 43 43 (13) Miscellaneous income, net 73 26 5 (1) 103 — — — — — 73 26 5 (1) 103 (14) Interest expense (225) (136) (131) (98) (590) — — — 3 (b) 3 (225) (136) (131) (95) (587) (15) Capitalized financing costs 10 21 27 1 59 — — — — — 10 21 27 1 59 (16) Total Other Expense (142) (89) (99) (140) (470) — — — 88 88 (142) (89) (99) (52) (382) (17) Income taxes (benefits) 62 71 101 (34) 200 21 (a)(c)(d) (4) (a)(c)(d)(e) (24) (e) 8 (a)(b)(c)(e) 1 83 67 77 (26) 201 (18) Income attributable to noncontrolling interest — — 67 — 67 — — 5 (e) — 5 — — 72 — 72 (19) Earnings (Loss) Attributable to FirstEnergy Corp. $ 233 $ 190 $ 165 $ (290) $ 298 $ 65 $ 15 $ 19 $ 242 $ 341 $ 298 $ 205 $ 184 $ (48) $ 639 (20) Average Shares Outstanding 575 575 575 (21) Earnings (Loss) per Share $ 0.41 $ 0.33 $ 0.29 $ (0.51) $ 0.52 $ 0.11 $ 0.03 $ 0.03 $ 0.42 $ 0.59 $ 0.52 $ 0.36 $ 0.32 $ (0.09) $ 1.11 Special Items (after-tax impact): (a) (a) ARO regulatory change $ 34 $ 12 $ — $ 115 $ 161 (b) (b) Debt-related costs — — — 69 69 (c) (c) FE Forward cost to achieve 6 2 — — 8 (c) (c) Investigation and other related costs — — — 38 38 (d) (d) Regulatory charges (credits) 25 (7) — — 18 (e) (e) Strategic transaction charges — 8 19 20 47 Impact to Earnings $ 65 $ 15 $ 19 $ 242 $ 341

YTD 2023 Earnings Results

YTD June 2023

	(in millions, except for per share amounts)	GAAP Dx	GAAP Int	GAAP Tx	GAAP Corp	GAAP FE
(1)	Electric sales	$ 3,361	$ 1,952	$ 828	$ 5	$ 6,146
(2)	Other	83	32	8	(32)	91
(3)	**Total Revenues**	3,444	1,984	836	(27)	6,237
(4)	Fuel	—	273	—	—	273
(5)	Purchased power	1,283	725	—	10	2,018
(6)	Other operating expenses	1,035	538	163	(5)	1,731
(7)	Provision for depreciation	309	227	149	37	722
(8)	Amortization (deferral) of regulatory assets, net	(50)	(68)	5	—	(113)
(9)	General taxes	362	64	128	20	574
(10)	**Total Operating Expenses**	2,939	1,759	445	62	5,205
(11)	Debt redemption costs	—	—	—	(36)	(36)
(12)	Equity method investment earnings	—	—	—	91	91
(13)	Miscellaneous income, net	48	32	11	(13)	78
(14)	Pension and OPEB mark-to-market adjustment	34	24	6	(5)	59
(15)	Interest expense	(190)	(120)	(117)	(112)	(539)
(16)	Capitalized financing costs	10	15	16	2	43
(17)	**Total Other Expense**	(98)	(49)	(84)	(73)	(304)
(18)	Income taxes (benefits)	76	31	69	(12)	164
(19)	Income attributable to noncontrolling interest	—	—	37	—	37
(20)	**Earnings (Loss) Attributable to FirstEnergy Corp.**	$ 331	$ 145	$ 201	$ (150)	$ 527
(21)	Average Shares Outstanding			573		
(22)	**Earnings (Loss) per Share**	$ 0.58	$ 0.25	$ 0.35	$ (0.26)	$ 0.92

	Line item	Special Items Dx	Special Items Int	Special Items Tx	Special Items Corp	Special Items FE
(1)	Electric sales	$ —	$ 6 (g)	$ 1 (g)	$ —	$ 7
(2)	Other	—	—	—	—	—
(3)	**Total Revenues**	—	6	1	—	7
(4)	Fuel	—	—	—	—	—
(5)	Purchased power	—	—	—	—	—
(6)	Other operating expenses	(24) (b)(d)(g)	(13) (b)(d)	(1) (g)	(63) (c)(d)(e)	(101)
(7)	Provision for depreciation	(3) (d)	—	—	—	(3)
(8)	Amortization (deferral) of regulatory assets, net	—	—	—	—	—
(9)	General taxes	—	—	—	—	—
(10)	**Total Operating Expenses**	(27)	(13)	(1)	(63)	(104)
(11)	Debt redemption costs	—	—	—	36 (a)	36
(12)	Equity method investment earnings	—	—	—	—	—
(13)	Miscellaneous income, net	3 (b)	3 (b)	—	—	6
(14)	Pension and OPEB mark-to-market adjustment	(34) (f)	(23) (f)	—	5 (f)	(52)
(15)	Interest expense	—	—	—	—	—
(16)	Capitalized financing costs	—	—	—	—	—
(17)	**Total Other Expense**	(31)	(20)	—	41	(10)
(18)	Income taxes (benefits)	(1) (b)(d)(f)(g)(h)	(3) (b)(d)(f)(g)	1 (g)	22 (a)(c)(d)(e)(f)	19
(19)	Income attributable to noncontrolling interest	—	—	—	—	—
(20)	**Earnings (Loss) Attributable to FirstEnergy Corp.**	$ (3)	$ 2	$ 1	$ 82	$ 82
(21)	Average Shares Outstanding			573		
(22)	**Earnings (Loss) per Share**	$ (0.01)	$ 0.01	$ —	$ 0.14	$ 0.14

	Line item	Operating (Non-GAAP) Dx	Operating (Non-GAAP) Int	Operating (Non-GAAP) Tx	Operating (Non-GAAP) Corp	Operating (Non-GAAP) FE
(3)	**Total Revenues**	3,444	1,990	837	(27)	6,244
(10)	**Total Operating Expenses**	2,912	1,746	444	(1)	5,101
(17)	**Total Other Expense**	(129)	(69)	(84)	(32)	(314)
(20)	**Earnings (Loss) Attributable to FirstEnergy Corp.**	$ 328	$ 147	$ 202	$ (68)	$ 609
(21)	Average Shares Outstanding			573		
(22)	**Earnings (Loss) per Share**	$ 0.57	$ 0.26	$ 0.35	$ (0.12)	$ 1.06

Special Items (after-tax impact):	Dx	Int	Tx	Corp	FE
(a) Debt-related costs	$ —	$ —	$ —	$ 29	$ 29
(b) Enhanced employee retirement and other related costs	12	9	—	—	21
(c) Exit of generation	—	—	—	1	1
(d) FE Forward cost to achieve	9	3	—	22	34
(e) Investigation and other related costs	—	—	—	26	26
(f) Mark-to-market adjustments - Pension/OPEB actuarial assumptions	(26)	(16)	—	4	(38)
(g) Regulatory charges	1	6	1	—	8
(h) State tax legislative change	1	—	—	—	1
Impact to Earnings	$ (3)	$ 2	$ 1	$ 82	$ 82

26 Strategic & Financial Highlights – Published July 30, 2024

FirstEnergy

YTD Year-over-Year Comparison Strategic & Financial Highlights – Published July 30, 202427 YTD June 2024 vs YTD June 2023 (in millions, except for per share amounts) GAAP Special Items Operating (Non-GAAP) Dx Int Tx Corp FE Dx Int Tx Corp FE Dx Int Tx Corp FE (1) Electric sales $ (26) $ 292 $ 69 $ (1) $ 334 $ — $ (6) $ (1) $ — $ (1) $ (26) $ 286 $ 68 $ (1) $ 333 (2) Other (3) (3) 1 1 (4) — — — — — (3) (3) 1 1 (4) (3) Total Revenues (29) 289 70 — 330 — (6) (1) — (1) (29) 283 69 — 329 (4) Fuel — (40) — — (40) — — — — — — (40) — — (40) (5) Purchased power (131) 27 — (1) (105) — — — — — (131) 27 — (1) (105) (6) Other operating expenses 192 154 4 95 445 (60) (58) 1 (99) (158) 132 96 5 (4) 287 (7) Provision for depreciation 14 27 16 (1) 56 2 (1) — — 2 16 26 16 (1) 58 (8) Amortization (deferral) of regulatory assets, net (47) (10) (2) — (59) — 61 — — — (47) 51 (2) — (59) (9) General taxes 11 6 11 2 30 (1) — — — (1) 10 6 11 2 29 (10) Total Operating Expenses 39 164 29 95 327 (59) 2 1 (99) (157) (20) 166 30 (4) 170 (11) Debt redemption costs — — — (49) (49) — — — 49 49 — — — — — (12) Equity method investment earnings — — — (48) (48) — — — — — — — — (48) (48) (13) Miscellaneous income, net 25 (6) (6) 12 25 (3) (3) — — (3) 22 (9) (6) 12 22 (14) Pension and OPEB mark-to-market adjustment (34) (24) (6) 5 (59) 34 23 — (5) 29 — (1) (6) — (30) (15) Interest expense (35) (16) (14) 14 (51) — — — 3 3 (35) (16) (14) 17 (48) (16) Capitalized financing costs — 6 11 (1) 16 — — — — — — 6 11 (1) 16 (17) Total Other Expense (44) (40) (15) (67) (166) 31 20 — 47 78 (13) (20) (15) (20) (88) (18) Income taxes (benefits) (14) 40 32 (22) 36 22 (1) (25) (14) (17) 8 39 7 (36) 19 (19) Income attributable to noncontrolling interest — — 30 — 30 — — 5 — 5 — — 35 — 35 (20) Earnings (Loss) Attributable to FirstEnergy Corp. $ (98) $ 45 $ (36) $ (140) $ (229) $ 68 $ 13 $ 18 $ 160 $ 246 $ (30) $ 58 $ (18) $ 20 $ 17 (21) Average Shares Outstanding 2 2 2 (22) Earnings (Loss) per Share $ (0.17) $ 0.08 $ (0.06) $ (0.25) $ (0.40) $ 0.12 $ 0.02 $ 0.03 $ 0.28 $ 0.45 $ (0.05) $ 0.10 $ (0.03) $ 0.03 $ 0.05

Quarterly Support Strategic & Financial Highlights – Published July 30, 2024 Strategic & Regulatory 29. Regulatory Calendar 30. Earned ROE Summary 31. Earnings ROEs Detail by Jurisdiction TABLE OF CONTENTS (Slide) 28 Quarterly Support 32. TTM Actual Sales by Class 33. TTM Weather-Adjusted Sales 34. TTM Weather Impacts 35. Credit Ratings Summary

Regulatory Calendar

Select Proceedings

Jurisdiction	Regulatory Matter	Key Dates
Ohio	▪ Base Rate Case ▪ Grid Mod II ▪ Electric Security Plan (ESP V) ▪ HB6 Related Investigations	▪ Filed base rate request for approximately $94M on 5/31/24, Update filing due 7/31/24 ▪ Settlement agreement filed 4/12/24; hearings concluded 7/2/24 ▪ PUCO order issued 5/15/24, Application for Rehearing filed 6/14/24 ▪ Review of Political and Charitable Spending (audit report due 8/28/24); Corporate Separation Audit (hearings to begin 10/9/24); Rider DCR/DMR Audit (hearings to begin 2/3/25)
Pennsylvania	▪ Base Rate Case ▪ Long-Term Infrastructure Improvement Plan (LTIIP III) ▪ Approval of FET 30% Interest Sale ▪ Legal Entity Consolidation	▪ Filed base rate request for $502M on 4/2/24; Intervenor testimony filed 6/25/24; Company rebuttal submitted; Hearings start 8/15/24; Anticipated rates effective date January 2025 ▪ Filed 7/22/24, requesting 5-yr program, totaling investments of $1.6B ▪ Received PAPUC approval of settlement agreement on 3/14/24; completed sale on 3/25/24 ▪ Completed on 1/1/24
New Jersey	▪ Distribution Base Rate Case Filing ▪ Infrastructure Investment Program (EnergizeNJ) ▪ Energy Efficiency Triennial Plan Filing ▪ Management Audit	▪ Received BPU approval of settlement agreement on 2/14/24; implementation of base rate case effective 2/15/24 with rates effective for customers on 6/1/24 ▪ Submitted amended filing on 2/27/24; Settlement negotiations in progress ▪ Filed 12/1/23; Settlement negotiations in progress; Procedural Schedule has been suspended ▪ Final report released on 4/12/23; Comments filed on 7/31/23
West Virginia	▪ Base Rate Case (Dx+Tx+Gx) ▪ Solar Generation Projects Proceeding ▪ Depreciation Rate Filing ▪ Annual ENEC Filing (2023)	▪ Received WVPSC approval of settlement agreement on 3/26/24; rates effective 3/27/24 ▪ Received WVPSC approval of first 30 MW on 8/23/23, surcharge effective 1/1/24; approval pending on additional 20 MW ▪ Received WVPSC approval of settlement with rates effective 3/27/24 ▪ Received WVPSC approval of settlement with rates effective 3/27/24 to increase ENEC rates, with deferred amounts to be recovered in 2025-2026
Maryland	▪ Energy Efficiency Plan (EmPOWER) ▪ Electric School Bus Pilot ▪ EV Phase II	▪ New legislation effective 7/1/24 reduces the carrying cost on the unamortized balances of EmPOWER costs from the pre-tax ROR to the average cost of outstanding debt ▪ Filed 1/17/24; hearing scheduled for 10/4/24 ▪ Filed 3/1/24
FERC	▪ FERC Rulemaking and Proceedings Re: Tx Planning ▪ Approval of FET 30% Interest Sale ▪ PA Legal Entity Consolidation	▪ FERC Order 1920 issued 5/13/2024, PJM compliance filing due 6/2025; FirstEnergy's focus will be on items set for resolution in PJM compliance filing. ▪ Received FERC approval on 8/14/23; completed sale on 3/25/24 ▪ Completed 1/1/24

29 Strategic & Financial Highlights – Published July 30, 2024 FirstEnergy

Earned ROE Summary

TTM 6/30/2024 (see slide 31 for details by jurisdiction)


Distribution
Integrated
Stand-Alone Transmission
Earned ROE
(Weighted Avg)
10%
5%
0%
As filed in pending rate case
As filed in pending rate case
7.7%
2.5%
7.8%
7.1%
6.8%
10.7%
10.45%

	OH[1]	PA[1]	NJ[2]	WV[2]	MD[2]	FET TransCos[3]	KATCo
Rate Base	$4.3B	$7.2B	$4.4B	$3.7B	$0.9B	$7.9B	$0.5B
FE EPS Sensitivity Annual ROE (+/- 100 bps)	~$0.04	~$0.06	~$0.04	~$0.03	~$0.01	~$0.04	<$0.01
% of Total Rate Base	15%	25%	15%	13%	3%	28%	2%

Commentary on recent/current base rate cases

- OH: Filed base rate request for approximately $94M on 5/31/24; update filing due 7/31/24; ROE with full rate request is 10.8%
- PA: Filed base rate case request for $502M on 4/2/24, based on 2025F test year; ROE with full rate request is 11.3%
- NJ: Implementation of new base rates effective 2/15/24 of $85M annually
- WV: Implementation of new base rates effective 3/27/24 of $105M annually
- MD: Implementation of new base rates effective 10/19/23 of $29M annually

(1) ROE and rate base represent the filed position by the Company in its pending rate case before revenue adjustment.
(2) NJ and MD include distribution and transmission. WV includes distribution, transmission, and generation.
(3) Includes weighted average ROE of ATSI, MAIT, and TrAILCo and excludes impact of interest on FET, LLC Hold Co debt, which approximates $100M annually

Note: Numbers may not foot due to rounding

30 Strategic & Financial Highlights – Published July 30, 2024

FirstEnergy

Earned ROE Detail by Jurisdiction

TTM 6/30/2024

			Test Year	Allowed ROE	Earned ROE	Rate Base(1)	Equity %(2)	Notes & Key Regulatory Adjustments(3)
Distribution	OH	Dx	2024 (proj.)	10.8% (filed)	7.7% (filed)	$4.3B (filed)	55% (filed)	▪ See Regulatory Corner for key filing parameters and adjustments
	PA	Dx	2025 (proj.)	11.3% (filed)	2.5% (filed)	$7.2B (filed)	54% (filed)	▪ See Regulatory Corner for key filing parameters and adjustments
Integrated	NJ	Dx	June 2023	9.6%	7.4%	$3.3B	52%	Earned ROEs reflect the following: ▪ Recovery of previously incurred actuarial losses on Pension/OPEB consistent with the calculation of allowed ROEs ▪ Excludes allowance for funds used during construction-equity on Construction Work in Process (excluded from rate base)
		Tx	Formula	10.20%	9.1%	$1.1B	51%	
	WV	Dx, Tx, Gx	Dec 2022	9.8%	7.1%	$3.7B	51%	Earned ROEs reflect the following: ▪ Recovery of previously incurred actuarial losses on Pension/OPEB consistent with the calculation of allowed ROEs ▪ Excludes income from investment in Allegheny Generating Company (Bath County pumped storage facility) and securitized Fort Martin scrubbers ▪ Excludes allowance for funds used during construction-equity on Construction Work in Process (excluded from rate base)
	MD	Dx	Dec 2022	9.5%	5.7%	$0.7B	51%	Earned ROEs reflect the following: ▪ Recovery of previously incurred actuarial losses on Pension/OPEB consistent with the calculation of allowed ROEs ▪ Excludes return/income on programs such as MD's EmPOWER energy efficiency program
		Tx(4)	Formula	10.45%	10.45%	$0.2B	50%	
Stand-Alone Transmission	FET	ATSI	Formula	10.38%	10.38%	$4.1B	60%	Earned ROEs reflect the following: ▪ Excludes allowance for funds used during construction-equity on Construction Work in Process (excluded from rate base)
		MAIT	Formula	10.30%	10.30%	$2.4B	60%	
		TrAIL	Formula	11.70%	11.70%	$1.4B	60%	
	KATCo	Tx	Formula	10.45%	10.45%	$0.5B	51%	

(1) For distribution assets, represents rate base at the end of the quarter (unless otherwise noted). For FERC-regulated transmission assets, represents projected average rate base from latest Projected Transmission Revenue Requirement (PTRR) filings.
(2) Calculated using filed capital structure for OH & PA, authorized for NJ, and actual for WV & MD
(3) Actual revenue, not weather normalized; Income taxes calculated using statutory rates or consistent with practice used in base rate case filing
(4) Includes PE-VA transmission assets

31 Strategic & Financial Highlights – Published July 30, 2024

FirstEnergy

Actual Sales by Class Percent change vs. prior year 32 Commercial includes street lighting Numbers may not add due to rounding Strategic & Financial Highlights – Published July 30, 2024 -3.5% -4.9% 1.0% 15.7% 1.2% -1.3% -1.1% -0.2% 11.8% 2.1% 0.0% 2.0% 3.1% -0.5% 1.1% -1.7% -1.3% 1.5% 7.9% 1.4% 3Q23 4Q23 1Q24 2Q24 TTM Residential Commercial Industrial Total (MWh in 3Q22 3Q23 4Q22 4Q23 1Q23 1Q24 2Q23 2Q24 TTM 2Q23 TTM 2Q24 thousands) Residential 15,500 14,954 13,135 12,486 13,941 14,087 10,836 12,536 53,412 54,063 Commercial 9,662 9,541 8,650 8,556 8,632 8,615 8,160 9,126 35,105 35,838 Industrial 14,274 14,275 13,601 13,869 13,511 13,924 13,885 13,820 55,271 55,888 Total 39,436 38,771 35,385 34,912 36,084 36,626 32,881 35,482 143,788 145,789

Actual Weather-Adjusted Sales by Class Percent change vs. prior year Strategic & Financial Highlights – Published July 30, 202433 Commercial includes street lighting Numbers may not add due to rounding 2.3% -0.4% -3.5% 4.2% 0.4% 1.2% 2.0% -4.6% 7.2% 1.3% 0.0% 2.0% 3.1% -0.5% 1.1%1.2% 1.1% -1.5% 3.0% 0.9% 3Q23 4Q23 1Q24 2Q24 TTM Residential Commercial Industrial Total (MWh in 3Q22 3Q23 4Q22 4Q23 1Q23 1Q24 2Q23 2Q24 TTM 2Q23 TTM 2Q24 thousands) Residential 14,945 15,293 13,170 13,122 15,982 15,428 11,511 11,989 55,608 55,832 Commercial 9,514 9,629 8,617 8,786 9,403 8,968 8,362 8,963 35,896 36,346 Industrial 14,274 14,275 13,601 13,869 13,511 13,925 13,885 13,820 55,271 55,889 Total 38,733 39,197 35,388 35,777 38,896 38,321 33,758 34,772 146,775 148,067

Weather Impacts 34 KWh Strategic & Financial Highlights – Published July 30, 2024 0 100 200 300 400 500 1,400 1,150 900 650 400 150 Apr-23 May-23 Jun-23 Jul-23 Aug-23 Sep-23 Oct-23 Nov-23 Dec-23 Jan-24 Feb-24 Mar-24 Apr-24 May-24 Jun-24 HDD CDD HDD Norm CDD Norm Total EPS Impact 2Q YTD Weather vs Normal: Weather vs Normal: $0.04 -$0.04 Weather vs 2023: Weather vs 2023: $0.08 $0.13 OH PA NJ WV MD Total Days % Days % Days % Days % Days % Days % 2Q24 vs Normal CDD 79 32% 118 46% 141 42% 67 25% 119 33% 104 37% HDD (202) -31% (172) -30% (61) -13% (142) -30% (117) -26% (154) -28% vs 2Q23 CDD 184 124% 235 170% 228 90% 235 226% 248 105% 217 131% HDD (192) -30% (149) -27% 57 16% (155) -32% (43) -12% (118) -23%

Credit Ratings

As of July 29, 2024

	Issuer/Corporate Family			Senior Secured			Senior Unsecured			Outlook/Watch		
	S&P	Moody's	Fitch	S&P	Moody's	Fitch	S&P	Moody's	Fitch	S&P	Moody's	Fitch
FirstEnergy Corp.*	BBB	Baa3	BBB-				BBB-	Baa3	BBB-	P	S	P
Distribution Segment												
Cleveland Electric Illuminating	BBB	Baa3	BBB+	A-	Baa1	A	BBB	Baa3	A-	P	S	S
Ohio Edison	BBB+	A3	BBB+	A	A1	A	BBB+	A3	A-	P	S	S
Toledo Edison	BBB+	Baa2	BBB+	A	A3	A				P	S	S
FirstEnergy Pennsylvania Electric Co.	BBB+	A3	BBB+	A	A1		BBB+	A3	A-	P	S	P
Integrated Segment												
Jersey Central Power & Light	BBB	A3	BBB+				BBB	A3	A-	P	S	P
Monongahela Power	BBB	Baa2	BBB+	A-	A3	A	BBB	Baa2		S	S	P
Allegheny Generating Co.	BBB-	Baa2	BBB+							S	S	P
Potomac Edison	BBB	Baa2	BBB+	A-	A3	A				S	S	S
Stand-Alone Transmission Segment												
FirstEnergy Transmission*	A-	Baa2	BBB				BBB+	Baa2	BBB	P	S	P
American Transmission Systems Inc.	A-	A3	A-				A-	A3	A	P	S	P
Mid-Atlantic Interstate Transmission	A-	A3	A-				A-	A3	A	P	S	P
Trans-Allegheny Interstate Line Co.	A-	A3	A-				A-	A3	A	P	S	P
Keystone Appalachian Transmission Co.		A3	BBB+								S	P

* Holding company

S = Stable
P = Positive
N = Negative

Ratings are not recommendations to buy, sell, or hold securities. Ratings are subject to change or withdrawal at any time by the credit rating agencies.

Most Recent Ratings Actions

- On July 22, 2024, S&P upgraded FET, LLC by 2 notches and ATSI, MAIT, and TrAILCo by 1 notch while maintaining their positive outlooks.
- On May 6, 2024, Fitch upgraded all subsidiaries and put FE Corp. and several subsidiaries on positive outlook.
- On April 23, 2024, S&P **upgraded FE Corp.'s ratings** and maintained positive outlook
  - S&P also upgraded ratings of OE, TE, FEPA, AGC, ATSI, MAIT
- **On March 28, 2024, Moody's upgraded FE Corp.'s ratings to** Baa3 from Ba1

FE Corp. and all subsidiaries are investment grade at all three rating agencies

35 Strategic & Financial Highlights – Published July 30, 2024

FirstEnergy